UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CHEMBIO DIAGNOSTICS, INC.
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CHEMBIO DIAGNOSTICS, INC.
3661 Horseblock Road
Medford, NY 11763
(631) 924-1135

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 11, 2017

The Annual Meeting of Stockholders of Chembio Diagnostics, Inc. will be held on May 11, 2017 at 10:00 a.m. (local time) at Chembio, 3661 Horseblock Road, Medford, New York 11763, for the following purposes:

1.	To elect four directors to the Company's Board of Directors;

2.
To consider and vote upon a proposal recommended by the Board of Directors to ratify the selection of BDO USA, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

3.
To consider and vote on a proposal to approve, on an advisory basis, the compensation paid to our Named Executive Officers (as that term is defined in this Proxy Statement for the 2017 Annual Meeting of Stockholders);

4.	To, in their discretion, vote upon an adjournment or postponement of the meeting; and

5. To transact any other business that properly may come before the Annual Meeting.

 Only the stockholders of record as shown on our transfer books at the close of business on March 15, 2017 are entitled to notice of, and to vote at, the Annual Meeting.  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 is being provided to stockholders with this Proxy Statement.  The Annual Report is not part of the proxy soliciting material.

All stockholders, regardless of whether they expect to attend the meeting in person, are requested to complete, date, sign and return promptly the enclosed form of Proxy via the Internet or in the accompanying envelope (which requires no postage if mailed in the United States), as applicable.  The person executing the Proxy may revoke it by filing with our Secretary an instrument of revocation or a duly executed Proxy bearing a later date, or by electing to vote in person at the Annual Meeting.

Important Notice regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 11, 2017:

The Proxy Statement, form of Proxy, and Annual Report to Stockholders for the fiscal year ended December 31, 2016 are available free of charge at http://www.chembio.com/investors/proxy/.  The Notice of Internet Availability of Proxy Materials will be mailed to beneficial owners beginning on or about March 27, 2017.  Paper copies of the Proxy Materials were mailed to stockholders of record beginning on or about March 27, 2017.

All stockholders are extended a cordial invitation to attend the Annual Meeting.  If you would like to obtain directions to be able to attend the Annual Meeting in person, please contact Ms. Bobbie Coco at (631) 924-1135 or bcoco@chembio.com.

On Behalf of the Board of Directors

 /s/ John J. Sperzel III

Medford, New York              John J. Sperzel III
March 20, 2017                 Chembio Diagnostics, Inc., Chief Executive Officer

PROXY STATEMENT

CHEMBIO DIAGNOSTICS, INC.
3661 Horseblock Road
Medford, NY 11763
(631) 924-1135

ANNUAL MEETING OF STOCKHOLDERS
To be held May 11, 2017

SOLICITATION AND REVOCATION OF PROXIES

This Proxy Statement is provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of Chembio Diagnostics, Inc., a Nevada corporation (referred to as the "Company" or "Chembio" or "we" or "us"), to be voted at the Annual Meeting of Stockholders to be held at 10:00 a.m. (local time) on May 11, 2017 at Chembio, 3661 Horseblock Road, Medford, New York 11763, or at any adjournment or postponement of the Annual Meeting.  We anticipate that this Proxy Statement and the accompanying form of Proxy will be first made available to stockholders on or about March 27, 2017.

In accordance with rules and regulations adopted by the SEC, we are furnishing proxy materials to our stockholders of record by (i) mailing a printed copy of the proxy materials, and (ii) providing Internet access to the proxy materials at http://www.chembio.com/investors/proxy/.  Stockholders of record who receive a printed copy of proxy materials as well as stockholders of record who receive a Notice of Internet Availability of Proxy Materials each will be permitted to access our proxy materials on the Internet.  In addition, stockholders of record who receive a Notice of Internet Availability of Proxy Materials can receive a printed copy of the proxy materials by requesting this information from the Company.  The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials.  The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet.

A stockholder giving a Proxy may revoke it at any time before it is exercised by delivering written notice of revocation to our Secretary prior to the start of the Annual Meeting, by substituting a new Proxy executed at a later date prior to the start of the Annual Meeting, or by requesting, in person at the Annual Meeting, that the Proxy be returned.

The solicitation of Proxies is to be made on the Internet and through mailings.  However, following the initial solicitation, further solicitations may be made by telephone or oral communication with stockholders.  Our officers, directors and employees may solicit Proxies, but these persons will not receive compensation for that solicitation other than their regular compensation as employees.  Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to provide access to the solicitation materials to beneficial owners of the shares held of record by those persons.  We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing.  We will pay all expenses involved in preparing, assembling and mailing this Proxy Statement and the enclosed material.

VOTING SECURITIES

The close of business on March 15, 2017 has been fixed as the record date for the determination of holders of record of the Company's common stock, $0.01 par value per share, entitled to notice of and to vote at the Annual Meeting.  Each stockholder of record as of the close of business on the record date is entitled to one vote on each matter to be voted on at the Annual Meeting for each share of common stock held by that stockholder on the record date.  On the record date, 12,299,122 shares of common stock were outstanding and eligible to be voted at the Annual Meeting.  A majority of the issued and outstanding shares of common stock entitled to vote, represented either in person or by Proxy, constitutes a quorum at any meeting of the stockholders.  If sufficient votes for approval of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, we intend to postpone or adjourn the Annual Meeting in order to solicit additional votes.  The form of proxy we are soliciting requests authority for the proxies, in their discretion, to vote the stockholders' shares with respect to a postponement or adjournment of the Annual Meeting.  At any postponed or adjourned meeting, we will vote any Proxies received in the same manner described in this Proxy Statement with respect to the original meeting.

VOTING PROCEDURES

Votes at the Annual Meeting are counted by an inspector of election appointed by the Chair of the meeting.  You can ensure that your shares are voted at the Annual Meeting by submitting your proxy card on the Internet, or by completing, signing, dating and returning the enclosed proxy form in the envelope provided, such that they are received no later than the day before the Annual Meeting.  Abstentions by those present at the Annual Meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes.  If a stockholder submits his or her proxy card and withholds authority to vote for any or all of the items, the votes represented by the proxy card will be deemed to be present at the Annual Meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes.  Rule 452 of the New York Stock Exchange (NYSE), which governs all brokers, permits brokers to vote their customers' stock held in street name on routine matters when the brokers have not received voting instructions from their customers. The NYSE does not, however, allow brokers to vote their customers' stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes. The ratification of the independent auditor is a routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.  While the advisory vote on the compensation of our Named Executive Officers and the advisory vote on the frequency of such votes on compensation are routine matters, brokers are not allowed to vote on these matters unless they have received voting instructions from their customers.  The election of directors is a non-routine matter on which brokers are not allowed to vote unless they have received voting instructions from their customers.  Shares in the names of brokers that are not voted on a particular matter are treated as not present with respect to that matter.

We will announce voting results at the meeting, and we will publish the final results within four business days following the meeting on a Current Report on Form 8-K that will be filed with the SEC.

FORWARD-LOOKING STATEMENTS

This Proxy Statement includes "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  All statements other than statements of historical facts included in this Proxy Statement regarding our financial position, business strategy and plans and objectives of management for future operations and capital expenditures are forward-looking statements.  Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct.

BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES BY FIVE PERCENT BENEFICIAL OWNERS AND MANAGEMENT

On March 15, 2017 there were 12,299,122 shares of common stock issued and outstanding and eligible to be voted at the Annual Meeting.  The following table sets forth certain information regarding the beneficial ownership of our common stock on March 15, 2017 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and nominees for director, each of our "Named Executive Officers," and all our directors and executive officers as a group.

In this Proxy Statement, the term "Named Executive Officers" refers to our principal executive officer, principal financial officer and our three most highly compensated executive officers, other than the principal executive and financial officers, who were serving as executive officers at the end of 2016.  The term "Named Executive Officers" also refers to up to two additional individuals for whom disclosure would have been provided but for the fact that the individuals were not serving as executive officers of the Company at the end of 2016.  There currently are no such additional individuals for the Company.

The following table sets forth certain information, as of March 20, 2017, regarding the beneficial ownership of our common stock by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors, each of our "Named Executive Officers", and all of our directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Sperzel, John J. (1) 3661 Horseblock Road Medford, NY 11763	150,000	1.20%

Esfandiari, Javan (2) 3661 Horseblock Road Medford, NY 11763	124,180	1.01%

Larkin, Richard J. (3) 3661 Horseblock Road Medford, NY 11763	52,253	0.42%

Ippolito, Tom (4) 3661 Horseblock Road Medford, NY 11763	27,272	0.22%

Steele, Michael (5) 3661 Horseblock Road Medford, NY 11763	15,292	0.12%

Lambotte, Paul (6) 3661 Horseblock Road Medford, NY 11763	24,000	0.19%

Klugewicz, Sharon (7) 3661 Horseblock Road Medford, NY 11763	48,630	0.39%

Meller, Gary (8) 3661 Horseblock Road Medford, NY 11763	133,125	1.08%

Davis, Katherine L. (9) 3661 Horseblock Road Medford, NY 11763	86,421	0.70%

Kissinger, Peter (10) 3661 Horseblock Road Medford, NY 11763	40,906	0.33%

GROUP (all executive officers and directors) (11)	702,079	5.56%

Wellington Management Group LLP (12) 280 Congress Street Boston, MA 02210	1,106,880	9.00%

Norman H. Pessin (13) 366 Madison Ave, 14th Floor New York, NY 10017	1,274,139	10.36%

Acuta Capital Partners LLC 1301 Shoreway Rd Belmont, CA 94002	1,150,925	9.36%

ARS Investment Partners, LLC 500 Fifth Ave, Suite 1440 New York, NY 10110	617,686	5.02%

Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended, and generally includes voting or investment power with respect to securities.  Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by that person.

The beneficial ownership percent in the table is calculated with respect to the number of shares (12,299,122) of the Company's common stock outstanding as of March 20, 2017.  With respect to each stockholder, the denominator is the sum of the number of common shares outstanding and the number, if any, of outstanding options included in that stockholder's beneficial ownership.  Each stockholder's beneficial ownership is calculated as the number of shares of common stock owned plus the number of shares of common stock into which any preferred stock, warrants, options or other convertible securities owned by that stockholder can be converted within 60 days.

The term "Named Executive Officer" refers to our principal executive officer, our principal financial officer, our three most highly compensated executive officers other than the principal executive officer and principal financial officer who were serving as executive officers at the end of , and two additional individuals for whom disclosure would have been provided but for the fact that the individuals were not serving as executive officers of the Company at the end of 2016.

(1)
Includes 150,000 shares issuable upon exercise of options exercisable within 60 days.  Does not include 100,000 shares issuable upon exercise of options that are not exercisable within the next 60 days.

(2)	Includes 54,765 shares issuable upon exercise of options exercisable within 60 days. Does not include 40,000 shares issuable upon exercise of options that are not exercisable within the next 60 days.
(3)	Does not include any shares issuable upon exercise of options exercisable within 60 days.
(4)	Includes 1,775 shares issuable upon exercise of options exercisable within 60 days.
(5)	Includes 785 shares issuable upon exercise of options exercisable within 60 days.
(6)	Includes 12,000 shares issuable upon exercise of options exercisable within 60 days. Does not include 12,000 shares issuable upon exercise of options that are not exercisable within the next 60 days.
(7)	Includes 41,630 shares issuable upon exercise of options exercisable within 60 days.
(8)	Includes 28,125 shares issuable upon exercise of options exercisable within 60 days. Does not include 18,750 shares issuable upon exercise of options that are not exercisable within the next 60 days.
(9)	Includes 28,125 shares issuable upon exercise of options exercisable within 60 days. Does not include 18,750 shares issuable upon exercise of options that are not exercisable within the next 60 days.
(10)	Includes 9,375 shares issuable upon exercise of options exercisable within 60 days. Does not include 37,500 shares issuable upon exercise of options that are not exercisable within the next 60 days.
(11)	Includes the aggregate number of shares issuable upon the exercise of options as described in footnotes (1)-(10).
(12)     Includes two other entities which reported the same holdings: Wellington Trust Company, NA and Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio, which reported separately to the SEC with 1,106,880 or 9.20 % and 976,680 or 8.12%, respectively.  All addresses are the same.
(13)     Includes Brian Pessin of 310 East 75th Street, Apt. 2A, New York, NY  10021 who beneficially owns 131,072 or 1.10%.

Equity Compensation Plan Information

	Combined Equity Compensation Plans - Information as of December 31, 2016
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders[1]	600,549	$4.55	676,634
Equity compensation plans not approved by security holders	-	-	-
Total	600,549	$4.55	676,634

1 The "Number of Securities to be Issued Upon Exercise of Outstanding Warrants and Rights" represents 275,931 under the 2008 Stock Incentive Plan, 117,750 under the 2014 Stock Incentive Plan and 206,868 issued outside of the Plans.  The 2008 Stock Incentive Plan was increased by 125,000 units at the Annual Stockholder meeting held September 23, 2011.  The "Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans" represents 6,384 from the 2008 Stock Incentive Plan and 670,250 under the 2014 Stock Incentive Plan.

AVAILABLE INFORMATION

Copies of our Annual Report on Form 10-K are being furnished to each stockholder with this Proxy Statement, and are available on the internet at http://www.chembio.com/investors/proxy/ pursuant to the instructions set forth in the attached "Notice Regarding the Availability of Proxy Materials."  Upon written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2016, to any stockholder of record, or to any stockholder who owns, as of March 15, 2017, common stock listed in the name of a bank or broker as nominee.  Any request for a copy of these reports should be mailed to the Secretary, Chembio Diagnostics, Inc., 3661 Horseblock Road, Medford, NY  11763.  Stockholders also may receive copies of these reports by accessing the Company's website at www.chembio.com. We file annual, quarterly and current reports, Proxy Statements and other information with the SEC in accordance with the Securities Exchange Act of 1934, as amended.  You may read and copy any reports, Proxy Statements or other information filed by us at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  In addition, the materials we file electronically with the SEC are available at the SEC's website at www.sec.gov.  The SEC's website contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.    Information about the operation of the SEC's public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

ITEM 1.  ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect four directors to serve as our Board of Directors.  Each director will be elected to hold office until the next annual meeting of stockholders and thereafter until his/her successor is elected and qualified.  The affirmative vote of a plurality of the shares voted at the Annual Meeting in person or by Proxy is required to elect each director.  Cumulative voting is not permitted in the election of directors.  In the absence of instructions to the contrary, the person named in the accompanying proxy shall vote the shares represented by that Proxy for the persons named below as management's nominees for directors.  All four nominees currently serve as directors of the Company.

It is not anticipated that any of the nominees will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person as the Board of Directors (the "Board") may recommend.

The following table sets forth, with respect to each nominee for director, the nominee's age, positions and offices with the Company, the expiration of the nominee's term as a director, and the year in which the nominee first became a director.  Individual background information concerning each of the nominees follows the table.  For additional information concerning the nominees, including stock ownership and compensation, see "Executive Compensation," "Beneficial Ownership of the Company's Securities By Five Percent Beneficial Owners and Management", and "Director Compensation".

Name	Age	Position(s) and Office(s) with the Company	Expiration of Term of Director	Initial Date as Director
Katherine L. Davis	60	Director and Chairman of the Board	2017 Annual Meeting	May 2007
Peter Kissinger	72	Director	2017 Annual Meeting	June 2011
Gary Meller	67	Director	2017 Annual Meeting	March 2005
John J. Sperzel III	53	Chief Executive Officer, President and member of the Board	2017 Annual Meeting	March 2014

Katherine L. Davis (60), Director and Chair of the Board.  Ms. Davis was elected to the Board in May 2007, and was elected in March 2014 to serve as Chair of the Board.  She currently serves on the Board's Audit, Compensation, and Nominating And Governance Committees, including as Chair of the Nominating And Governance Committee.  In 2014, Ms. Davis also served on the Board's CEO Search Committee, and in 2013 she served on the Board's Special Committee for handling certain strategic opportunities.  Since January 2007, Ms. Davis has been the owner of Davis Design Group LLC, a company that provides analytical and visual tools for public policy design.  Since January 1 2016, Ms. Davis has served as Systems Advisor to the Mayor of Indianapolis.  Previously, from February 2005 to December 2006, she served as the Chief Executive Officer of Global Access Point, a start-up company with products for data transport, data processing, and data storage network and hub facilities.  From October 2003 to January 2005, Ms. Davis was Lieutenant Governor of the State of Indiana, and from January 2000 to October 2003 was Controller of the City of Indianapolis.  From 1989 to 2003, Ms. Davis held leadership positions with agencies and programs in the State of Indiana including State Budget Director, Secretary of Family & Social Services Administration, and Deputy Commissioner of Transportation. From 1982 to 1989, Ms. Davis held increasingly senior positions with Cummins Engine, where she managed purchasing, manufacturing, engineering, and assembly of certain engine product lines.  Ms. Davis also led the start-up of and initial investments by a $50 million Indiana state technology fund.  She serves on the not-for-profit boards of Noble of Indiana, Lumina Foundation for Education, Indianapolis Foundation, Central Indiana Community Foundation, Western Governors University Indiana, and Indiana University School of Public and Environmental Affairs.  She holds a Bachelor of Science in Mechanical Engineering from the Massachusetts Institute of Technology and an MBA from Harvard Business School.  Ms. Davis has varied experience in business, political and financial areas that make her an excellent candidate for serving on the Board.

Dr. Peter Kissinger, Ph.D. (72), Director. Dr. Kissinger was elected to the Company's Board of Directors in June 2011, and currently serves on the Company's Audit, Compensation, and Nominating And Governance Committees.  Dr. Kissinger is a scientist, entrepreneur and academic, with a multi-faceted career in biotechnology and biomedical technologies.  He is the founder of Bioanalytical Systems, Inc. (NASDAQ: BASI), which he led from 1974-2007, and is Professor of Chemistry at Purdue University.  Dr. Kissinger's academic research has involved the study of modern liquid chromatography techniques, and in vivo methodology for drug metabolism and the neurosciences.  Dr. Kissinger has published more than 240 scientific papers and is a Fellow of the American Association of Pharmaceutical Scientists and the American Association for the Advancement of Science.  In 2005, he became the Chairman of Prosolia, which markets mass spectrometry innovations for life science, industrial and homeland security applications.  In 2007, he and Candice Kissinger founded Phlebotics, Inc., a medical device company focused on diagnostic information for intensive care medicine. He is a columnist for the trade publication Drug Discovery News. Dr. Kissinger received a B.S. in Chemistry from Union College and a Ph.D. in Analytical Chemistry from the University of North Carolina.  Dr. Kissinger has knowledge of and experience in biotechnology and biomedical technologies as well as publicly-traded companies, all of which make him an excellent candidate for serving on the Board.

Dr. Gary Meller M.D. (67), Director.  Dr. Meller was elected to our Board of Directors in March 2005, and currently serves on the Board's Audit, Compensation, and Nominating And Governance Committees, including as Chairman of the Audit and Compensation Committees.  Dr. Meller has been the president of CommSense Inc., a healthcare business development company, since 2001.  CommSense Inc. works with clients in Europe, Asia, North America, and the Middle East on medical information technology, medical records, pharmaceutical product development and financing, health services operations and strategy, and new product and new market development.  From 1999 until 2001 Dr. Meller was the executive vice president, North America, of NextEd Ltd., a leading internet educational services company in the Asia Pacific region.  Dr. Meller also was a limited partner and a member of the Advisory Board of Crestview Capital Master LLC, which, at one time, was our largest stockholder. Dr. Meller is a graduate of the University of New Mexico School of Medicine and has an MBA from the Harvard Business School.  Dr. Meller's experience in the medical field, both domestic and foreign (especially his experience with CommSense Inc.), as well as his financing experience, make him an excellent candidate for serving on the Board.

John J. Sperzel (53), President, Chief Executive Officer and Director.  Mr. Sperzel was appointed Chief Executive Officer and President of Chembio Diagnostics, Inc. and a member of our Board in March 2014.  Prior to joining the Company, Mr. Sperzel, was the President and CEO of International Technidyne Corporation (ITC) from September 2011 to December 2013.  Mr. Sperzel served as President at Axis-Shield from September 2004 to September 2011.  He also has held senior leadership positions at Bayer Diagnostics (Siemens Dx), Instrumentation Laboratory, and Boehringer Mannheim Diagnostics (Roche Dx). Mr. Sperzel graduated from Plymouth State College in New Hampshire, with a B.S. in Business Administration/Management. He currently serves on the board of directors of Diadexus, Inc., the common stock of which is registered under the Securities Exchange Act of 1934, and as an advisor to the board of the Diagnostic Marketing Association, and was the president of the board of that Association in 2007.  Mr. Sperzel's knowledge of, and experience in, the Company's specific business and its industry sector, together with the continuing current knowledge that he is accumulating about the Company in his position as CEO of the Company, make him an excellent candidate for serving on the Board.

Required Vote; Board Recommendation

The affirmative vote of a plurality of the shares voted at the Annual Meeting in person or by proxy is required to elect each director.  The Board of Directors unanimously recommends that the stockholders vote FOR the election of each of the nominees listed above.

INFORMATION REGARDING THE BOARD OF DIRECTORS
 AND EXECUTIVE OFFICERS

Board of Directors

Information regarding the Board of Directors is set forth above under "Item 1: Election of Directors".

Executive Officers

The following table sets forth, with respect to each executive officer, the officer's age, the officer's positions and offices with the Company, the expiration of the officer's term and the period during which the officer has served either the Company or Chembio Diagnostic Systems Inc.  Individual background information concerning each of the executive officers follows the table, except that individual background information concerning Mr. Sperzel is set forth above under "Item 1: Election of Directors".  Information regarding employment contracts for Mr. Sperzel, Ms. Klugewicz, and Mr. Esfandiari may be found under "Executive Compensation" and under "Certain Transactions with Management and Principal Stockholders".

Name	Age	Position With Company	Initial Date as Officer	Expiration of Term
John J. Sperzel III*	53	Chief Executive Officer, President	2014	March 13, 2017
Richard J. Larkin	60	Chief Financial Officer; Executive Vice President	2003	**
Javan Esfandiari	50	Chief Scientific And Technology Officer; Executive Vice President	2004	March 5, 2019
Sharon Klugewicz	49	President Americas Region	2012	May 22, 2017
Robert Passas	63	President EMEA and APAC	2016	**
Tom Ippolito	54	Vice President of Regulatory Affairs, Quality Assurance and Quality Control	2005	**
Paul Lambotte	64	Vice President of Product Development	2014	**
David Gyorke	57	Vice President of Operations	2017	**
___________________________

* Information concerning Mr. Sperzel's background is included under "Item 1. Election of Directors".
** No employment term

Richard J. Larkin (60), Chief Financial Officer; Executive Vice President.  Mr. Larkin was appointed as Chief Financial Officer of Chembio Diagnostics, Inc. 2004.  Mr. Larkin oversees our financial activities and information systems.  Mr. Larkin has been the Chief Financial Officer of Chembio Diagnostic Systems Inc. since September 2003.  Prior to joining Chembio Diagnostic Systems Inc., Mr. Larkin served as CFO at Visual Technology Group ("VTG") from May 2000 to September 2003, and also led VTG's consultancy program that provided hands-on expertise in all aspects of financial service, including the initial assessment of client financial reporting requirements within an Enterprise Resource Planning (Manufacturing) environment through training and implementation.  Prior to joining VTG, he served as CFO at Protex International Corporation from May 1987 to January 2000.  Mr. Larkin holds a BBA in Accounting from Dowling College and is a member of the American Institute of Certified Public Accountants.

Javan Esfandiari (50), Chief Science And Technology Officer; Executive Vice President.  Mr. Esfandiari joined Chembio Diagnostic Systems, Inc, in 2000.  Mr. Esfandiari co-founded, and became a co-owner of Sinovus Biotech AB where he served as Director of Research and Development concerning lateral flow technology until Chembio Diagnostic Systems Inc. acquired Sinovus Biotech AB in 2000.  From 1993 to 1997, Mr. Esfandiari was Director of Research and Development with On-Site Biotech/National Veterinary Institute, Uppsala, Sweden, which was working in collaboration with Sinovus Biotech AB on development of veterinary lateral flow technology.  Mr. Esfandiari received his B.Sc. in Clinical Chemistry and his M. Sc. in Molecular Biology from Lund University, Sweden.  He has published articles in various veterinary journals and has co-authored articles on tuberculosis serology with Dr. Lyashchenko.

Sharon Klugewicz (49), President Americas Region. Prior to joining the Company in September 2012, Ms. Klugewicz, served as Senior Vice President, Scientific & Laboratory Services at Pall Corporation (NYSE:PLL), a world leader in filtration, separation and purification technologies. Prior to that, Ms. Klugewicz held a number of positions at Pall Corporation over her 20-year tenure there, including in the Pall Life Sciences Division, in Marketing Product Management, and Field Technical Services, which included a position as Senior Vice President, Global Quality Operations. Ms. Klugewicz holds an M.S. in Biochemistry from Adelphi University and a B.S. in Neurobiology from Stony Brook University.

Robert Passas Ph.D. (63), President EMEA and APAC  Regions.  Dr. Passas joined the Company in October 2016 and serves as President EMEA and APAC Regions.  Prior to joining the Company, from 2011 to 2016, Dr. Passas was a member of the Board and the Group Commercial Director, responsible for worldwide marketing, international sales, and technical and customer support at The Binding Site Group Ltd., Birmingham, U.K..  Previously, he was employed at each of Trinity Biotech plc (as Executive VP for global sales and marketing), Quidel Corporation, and Abbot Diabetes Care.  Dr. Passas received a Ph.D. in analytical chemistry and a B.S. in medical biochemistry from the University of Surrey.

Tom Ippolito (54), VP of Regulatory Affairs, QA and QC.  Mr. Ippolito joined Chembio Diagnostic Systems, Inc. in June 2005, and serves as Vice President, Regulatory Affairs. Prior to joining the Company, Mr. Ippolito served as Vice President, Regulatory and Quality at Biospecifics Technologies. He previously held a number of positions with United Biomedical, Biospecifics, Merck, Rhone Merieux, Organon Teknika, Analytab Products Inc., and Olympus. Mr. Ippolito holds the position of Course Director of the Fundamentals of Bioscience Program at the State University of Stony Brook and is the instructor for clinical development and regulatory affairs.

Paul Lambotte (64), VP Product Development.  Mr. Lambotte joined Chembio Diagnostic Systems, Inc. in December 2014, and serves as Vice President of Product Development.  Prior to joining the Company, from 2012 to 2014, Mr. Lambotte was President of PLC Inc., a point-of-care product development consulting company. He previously served as Chief Science Officer at Axxin Pty Ltd from 2009 to 2012, held positions of VP of R&D and Business Development at Quidel Corporation from 2000 to 2009, and before that held a number of positions at Beckman Coulter and Hybritech Inc. Mr. Lambotte is the inventor of several patents in the field of rapid, point-of-care diagnostic products. He received a Master in Biochemistry and a PhD in Protein Biochemistry from the University of Mons, Belgium, and did post-doctoral work at the Ludwig Institute for Cancer research in Brussels, Belgium.

David Gyorke (57), VP Operations.  Mr. Gyorke joined Chembio Diagnostic Systems, Inc. in January 2017. Mr. Gyorke has responsibility for Manufacturing and Operations for the Company's Medord, NY and Kuala Lumpur, Malaysia manufacturing facilities. Prior to joining the Company, Mr. Gyorke held VP of Operations positions at the following start-up companies: Nanomix from 2011 to 2016, an electro-chemistry-based IVD POC system; NeoVista from 2008 to 2011, an ophthalmic brachytherapy surgical device; and Farallon Medical from 2004 to 2008, a PT-time POC system (acquired by Coagusense). Prior to that he served as VP of Operations for Cholestech from 1999 to 2003,  an IVD POC system, and held Technical Management positions at Boston Scientific-Target from 1993 to 1999.  He received his Bachelors of Engineering (Industrial) at California Polytechnic State University.

Each of our officers serves at the pleasure of the Board of Directors, with Mr. Sperzel, Ms. Klugewicz, and Mr. Esfandiari each having an employment agreement with the Company.  There are no family relationships among our directors and executive officers.

Certain Transactions with Management and Principal Stockholders

The executive officers of the Company are as follows: John J. Sperzel, President, Chief Executive Officer and member of the board of directors of the Company, Richard J. Larkin, Chief Financial Officer and Executive Vice-President of the Company, and Javan Esfandiari, Chief Science and Technology Officer of the Company, Sharon Klugewicz, President of Americas Region, and Robert Passas, President EMEA and APAC Regions.

The Company entered into an employment agreement effective March 5, 2016, with Mr. Esfandiari to continue as the Company's Chief Scientific and Technology Officer for an additional term of three years through March 5, 2019.  The Company also entered into an employment agreement effective May 22, 2015, with Ms. Klugewicz to serve as Chief Operating Officer (promoted to President of America Region in October 2016) for a term of two years.  On March 13, 2014, Mr. Siebert, the former Chief Executive Officer, retired from the Company and entered into a six-month Consulting Agreement with the Company.  Effective as of March 13, 2014, the Company entered into an employment agreement with John J. Sperzel III to serve as its Chief Executive Officer for a term of three years.  The Company and Mr. Sperzel currently are discussing terms for renewal of his employment agreement.  See Item 11 for additional information.

Approval of Transactions with Related Persons

The Board of Directors reviews all transactions involving us in which any of our directors, director nominees, significant stockholders and executive officers and their immediate family members are participants to determine whether such person has a direct or indirect material interest in the transaction.  All directors, director nominees and executive officers must notify us of any proposed transaction involving us in which such person has a direct or indirect material interest. Such proposed transaction is then reviewed by either the Board as a whole or the Audit Committee, which determines whether to approve the transaction.  After such review, the reviewing body approves the transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of the Company and its stockholders.

Director Independence

Our common stock trades on the NASDAQ.  Accordingly, we are subject to the corporate governance standards of NASDAQ, which require, among other things, that a majority of the board of directors be independent. We define an "independent" director in accordance with the NASDAQ Global Market's requirements for independent directors.  Under this definition, we have determined that each of Katherine Davis, Peter Kissinger, and Gary Meller currently qualifies as an independent director.  We do not list the "independent" definition we use on our internet website.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and beneficial owners of more than 10% of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  The Company believes that during the year ended December 31, 2016 each person who was an officer, director and beneficial owner of more than 10% of the Company's common stock complied with all Section 16(a) filing requirements.

Code of Ethics

 The Company has adopted a code of ethics that applies to its principal executive officer, principal financial officer, controller, and persons performing similar functions.  A copy of the Company's code of ethics is available on the Company's website at www.chembio.com.

Board of Directors and Committees

The Board of Directors held twelve meetings during the fiscal year ended December 31, 2016 and each director participated in at least 75% of those meetings and of meetings of the committees on which he/she served.  Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company's annual meeting of stockholders, the Company encourages each director to attend.

Audit Committee

The Company's Audit Committee met four  times in 2016.  As of March 20, 2017, the members of the Audit Committee were Gary Meller (Chair), Katherine L. Davis, and Peter Kissinger.  The Board of Directors has determined that Dr. Meller is an "audit committee financial expert," as defined under the rules of the SEC.  Each of the members of the Audit Committee is deemed "independent" in accordance with the NASDAQ Global Market's requirements for independent directors.  The Audit Committee oversees, reviews, acts on and reports to our Board of Directors on various auditing and accounting matters including the selection of our independent registered public accounting firm, the scope of our annual audits, fees to be paid to the independent registered public accounting firm, and the performance of our independent registered public accounting firm.  A copy of the Committee's charter is available on the Company's website at www.chembio.com

Compensation Committee

The Company's Compensation Committee met two times in 2016.  As of March 20, 2017, the members of the Compensation Committee were Gary Meller (Chair), Katherine L. Davis, and Peter Kissinger.  Each of the Compensation Committee members is deemed "independent" in accordance with the NASDAQ Global Market's requirements for independent directors.  The Compensation Committee establishes salaries, incentives and other forms of compensation for executive officers.  The Compensation Committee also administers our incentive compensation plan.  The Compensation Committee's charter is available on the Company's website at www.chembio.com.  The Compensation Committee does not currently delegate its authority to any other party, and does not currently engage any compensation consultants to determine the amount or form of executive and director compensation.  Executive officers do not play a role in the determination or recommendation of the form or amount of any executive compensation paid, except that the Compensation Committee may request for the Chief Executive Officer to provide the Committee with oral evaluations of the performance of other executive officers.

Nominating And Governance Committee

The Company's Nominating And Governance Committee met two times in 2016.  As of March 20, 2017, the members of this Committee were Katherine L. Davis (Chair), Peter Kissinger, and Gary Meller.  Each member of the Committee is deemed "independent" in accordance with the NASDAQ Global Market's requirements for independent directors.  The Committee (i) identifies individuals qualified to become members of the Board of Directors, (ii) recommends director candidates to the Company's Board of Directors, (iii) reviews, develops, updates as necessary, and recommends to the Company's Board of Directors corporate governance principles and policies, and (iv) monitors compliance with such principles and policies.  The Committee's Charter is available on the Company's website at www.chembio.com.  All the nominees for director included in this Proxy Statement were recommended by the Nominating And Governance Committee, which is comprised entirely of non-management directors.

Stockholder Recommendations To The Nominating And Governance Committee
There have been no changes in the past year to the procedures by which stockholders may recommend nominees for director to our Board.  For a stockholder recommendation for a director to be considered for nomination by the Board at the next annual meeting of stockholders, the recomendations must be made by a stockholder of record entitled to vote.  Stockholder nominations must be made by notice in writing, delivered or mailed by first class U.S. mail, postage prepaid, to the Secretary of the Company at the Company's principal business address, not less than 60 days nor more than 90 days prior to any meeting of the stockholders at which directors are to be elected.  Each notice of nomination of directors by a stockholder shall set forth the nominee's name, age, business address, if known, residence address of each nominee proposed in that notice, the principal occupation or employment of each nominee for the five years preceding the date of the notice, the number of shares of the Company's common stock beneficially owned by each nominee, and any arrangement, affiliation, association, agreement or other relationship of the nominee with any Company stockholder.

Stockholder Communications

Stockholders wishing to send communications to the Board may contact Katherine L. Davis, our Board Chair, at the Company's principal executive office address.  All such communications shall be shared with the members of the Board, or if applicable, a specified committee or director.

Leadership Structure of the Board

Previously, our chief executive officer (the "CEO") served as both the CEO and Chairman of the Board (the "Chairman").  However, when our previous CEO and Chairman retired in March 2014, the Board re-evaluated the leadership structure of the Board and determined that separating the positions of CEO and Chairman was the best structure to fit the Company's then-current needs.  It was determined that this structure was preferable at that time given the recent hiring of the new CEO and it continues to be preferable because this structure provides a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.  However, our Board has no fixed policy with respect to the separation of the offices of the Chairman and CEO.  Our Board retains the discretion to make this determination on a case-by-case basis from time to time as it deems in the best interests of the Company and our stockholders at any given time.

Risk Management

Management is responsible for assessing and managing the Company's exposure to various risks.  At least annually, the Company undertakes its assessment process to identify risks and develop plans to address them.  This process is led by the Chief Financial Officer.  The Audit Committee has oversight responsibility to review management's risk management process, including the policies and guidelines used by management to identify, assess and manage the Company's exposure to risk.  The Chief Financial Officer reports directly to the Audit Committee at least quarterly to provide an update on management's efforts to manage risk.  The Audit Committee also has oversight responsibility for financial risks.  The Board of Directors has oversight responsibility for all other risks.

Diversity

The Board recognizes the importance of diversity in business experience, education, and professional skills in selecting nominees for director.  The Board does not, however, have a formal policy concerning the consideration of diversity.

Audit Committee Report

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under either of such Acts.

The Audit Committee oversees the Company's financial reporting process.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and the unaudited financial statements included in the Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended December 31, 2016.

The Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, the auditors' judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by the auditors with the Committee under Statement on Auditing Standard No.16, as amended.  In addition, the Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures and the letter that the Committee received from the auditors that is required by the PCAOB independence standards.  The Committee considered whether the auditors' providing services on behalf of the Company other than audit services is compatible with maintaining the auditors' independence.

The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits.  The Committee meets with the independent auditors, with and without management present, to discuss the results of the auditors' examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee approved and recommended to the Board inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

The Audit Committee

Gary Meller (Chair)
Katherine Davis
Peter Kissinger

March 20, 2017

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by the Company in each of the last three completed fiscal years for our principal executive officer, principal financial officer and our three most highly compensated executive officers other than our principal officers whose annual compensation exceeded $100,000.

Name /		Salary[1]	Bonus[2]	Stock	Option Awards[3]	All Other Compensation[5]	Total
Principal		($)	($)	Awards	($)	($)	($)
Position	Year			($)
John J. Sperzel[4]	2016	$375,000	$100,000	$-	$-	$-	$475,000
CEO	2015	$375,000	$70,000	$-	$-	$-	$445,000
2014		$298,558	$-	$-	$669,625	$-	$968,183

Javan Esfandiari	2016	$329,135	$82,500	$-	$-	$11,001	$422,636
CSTO and Executive Vice President	2015	$304,130	$60,000	$-	$-	$10,520	$374,650
2014		$315,000	$90,000	$-	$-	$9,825	$414,825

Sharon Klugewicz	2016	$265,000	$62,500	$-	$-	$5,283	$332,783
Pres. Americas	2015	$259,000	$40,000	$-	$-	$5,180	$304,180
2014		$259,616	$75,000	$-	$-	$4,182	$338,798

Michael Steele	2016	$217,413	$20,000	$-	$-	$3,492	$240,905
VP-Sales & Marketing	2015	$217,413	$25,000	$-	$-	$3,010	$245,423
2014		$224,910	$32,130	$-	$-	$1,990	$259,030

Richard J. Larkin	2016	$205,000	$50,000	$-	$-	$4,690	$259,690
CFO and Executive Vice President	2015	$202,460	$20,000	$-	$-	$4,094	$226,554
2014		$198,403	$28,343	$-	$-	$3,821	$230,567

1 Salary is total base salary.  John Sperzel's 2014 salary reflects his base pay from commencement of his employment on March 13, 2014 until the end of 2014.
2 Bonuses earned in 2016, 2015 and 2014 were partially based on reaching certain objectives, which included revenue dollar levels and operating profit levels.  Additional amounts earned were discretionary.
3 The estimated fair value of any option or common stock granted was determined in accordance with ASC 718, "Stock-Based Payment".
4 Mr. Sperzel also serves as a director on the Company's board of directors.  Mr. Sperzel does not receive any compensation for this director role.
5 Other compensation includes an employer match to 401(K) contributions and car allowances where applicable.

Employment Agreements

Mr. Sperzel.  Effective March 13, 2014 (the "Effective Date"), the Company entered into an Employment Agreement with John J. Sperzel III to serve as the Company's CEO for a term of three years.  Mr. Sperzel's annual base salary $375,000, with the possibility of a discretionary, performance-based annual cash bonus of up to 40% of his base salary.  The Employment Agreement also provided for a grant of 250,000 options to purchase shares of the Company's common stock, 43,132 of which will be incentive stock options under the Company's 2008 Stock Incentive Plan (the "Plan"), and 206,868 of which will be non-qualified stock options. The options will become exercisable at the rate of 50,000 shares per year for each of the first through the fifth anniversary of the Effective Date.  In the event Mr. Sperzel's employment is terminated by reason of disability or for "cause," as defined in the Employment Agreement, all compensation, including his base salary, his right to receive a performance bonus, and the vesting of any unvested options, will cease as of his termination date, and Mr. Sperzel will receive no severance benefits.  If the Company terminates Mr. Sperzel's employment without cause or Mr. Sperzel terminates his employment for a reasonable basis, as defined in the Employment Agreement (which includes involuntary termination within a six-month period upon a "Change of Control"), then the Company will pay Mr. Sperzel his base salary for a period of six months as severance and all of his unvested stock options immediately shall become vested.  The Employment Agreement also contains provisions prohibiting Mr. Sperzel from (i) soliciting the Company's employees for a period of 24 months following his termination, (ii) soliciting the Company's customers, agents, or other sources of distribution of the Company's business for a period of twelve months following his termination, and (iii) except where termination is involuntary upon a "Change in Control," engaging or participating in any business that directly competes with the business activities of the Company in any market in which the Company is in business or plans to do business during the period in which he is entitled to severance, or for a period of six months if he is not entitled to severance payments under the Employment Agreement.  The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement. The Company and Mr. Sperzel currently are discussing terms for renewal of his employment agreement.

Mr. Esfandiari.  The Company entered into an employment agreement effective March 5, 2016 (the "Employment Agreement"), with Mr. Esfandiari to continue as the Company's Chief Scientific and Technology Officer for an additional term of three years through March 5, 2019.  Mr. Esfandiari's annual base salary is $335,000, with the possibility of a discretionary, performance-based annual cash bonus of up to 50% of his base salary for each year, which is in the same proportions as described below under "Executive Bonus Plan".  The Company also granted Mr. Esfandiari, pursuant to the Company's 2008 Stock Incentive Plan, incentive stock options to purchase 60,000 shares of the Company's common stock. The price per share of these options is equal to the fair market value of the Company's common stock as of the close of the market on March 11, 2016, which is the trading date on which the Agreement was entered into. Of these stock options, options to purchase 20,000 shares vest on each of the first three anniversaries of the effective date of the Employment Agreement.  Mr. Esfandiari is eligible to participate in any profit sharing, stock option, retirement plan, medical and/or hospitalization plan, and/or other benefit plans except for disability and life insurance that the Company may from time to time place in effect for the Company's executives during the term of Mr. Esfandiari's employment agreement.  If Mr. Esfandiari's employment agreement is terminated by the Company without cause, or if Mr. Esfandiari terminates his employment agreement for a reasonable basis, as defined in the Employment Agreement, including within 12 months of a change in control, the Company is required to pay as severance Mr. Esfandiari's salary for twelve months, and all of his unvested stock options shall become immediately become vested.  The Employment Agreement also contains provisions prohibiting Mr. Esfandiari from (i) soliciting the Company's employees for a period of 24 months following his termination, (ii) soliciting the Company's customers, agents, or other sources of distribution of the Company's business for a period of twelve months following his termination, and (iii) except where termination is involuntary upon a "Change in Control", for a period of twelve months following his termination, engaging or participating in any business that directly competes with the business activities of the Company in any market in which the Company is in business or plans to do business.

Ms. Klugewicz.  The Company entered into an employment agreement dated May 22, 2015 with Ms. Klugewicz (the "Employment Agreement"), effective May 22, 2015 (the "Effective Date").  The Agreement provides that she will serve as the Company's COO for a term of two years. Ms. Klugewicz will receive an annual salary of $265,000, with the option of a discretionary, performance-based annual cash bonus of up to 37.5% of her base salary. In the event Ms. Klugewicz's employment is terminated by reason of disability or for "cause", as defined in the Employment Agreement, all compensation including her base salary, her right to receive a performance bonus, and the vesting of any unvested options, will cease as of her termination date, and Ms. Klugewicz will receive no severance benefits. If the Company terminates Ms. Klugewicz's employment without cause or Ms. Klugewicz terminates her employment for a reasonable basis, as defined in the Employment Agreement (which definition includes involuntary termination within a six-month period upon a "Change of Control"), then the Company will pay Ms. Klugewicz her base salary for a period of six months as severance, and all her unvested stock options shall immediately become vested. The Employment Agreement also contains provisions prohibiting Ms. Klugewicz from (i) soliciting the Company's employees for a period of twenty-four months following her termination, (ii) soliciting the Company's customers, agents, or other sources of distribution of the Company's business for a period of twelve months following her termination, and (iii) for a period of twelve months following termination of this Agreement, except where termination is involuntary upon a "Change in Control," engaging or participating in any business that directly competes with the business activities of the Company in any market in which the Company is in business or plans to do business. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement.

None of the other executive officers of the Company has an employment contract with the Company.

Executive Bonus Plan

The Company has established a bonus plan for its executives who do not have a contract (excluding Messrs. Sperzel and Esfandiari and Ms. Klugewicz who do have a contract with the Company). For the fiscal year ended December 31, 2016, there were three executives eligible for this bonus plan.  Each executive can earn up to 25% of that executive's salary in the form of a cash bonus.  The Compensation Committee determined that 80% of the executive's bonus will be quantitative factors, based on the budget, and the other 20%, which will be based on other factors, will be discretionary.  For 2016, the quantitative 80% portion of the plan called for attaining certain revenue goals, and for attaining certain operating profit goals.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END December 31, 2016

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Option Vesting Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)	Foot- note
John J. Sperzel	25,000		3.4163	3/21/2021	3/13/2015					1
	25,000		3.4163	3/21/2021	3/13/2015					2
	18,132		3.4163	3/21/2021	3/13/2016					1
	31,868		3.4163	3/21/2021	3/13/2016					2
		50,000	3.4163	3/21/2021	3/13/2017					2
		50,000	3.4163	3/21/2021	3/13/2018					2
		50,000	3.4163	3/21/2021	3/13/2019					2

Javan Esfandiari	10,000		5.44	3/5/2018	3/5/2014					1
	10,000		5.44	3/5/2018	3/5/2015					1
	10,000		5.44	3/5/2018	3/5/2016					1
	4,765		5.56	2/26/2018	2/26/2013					4
	7,969		4.00	2/16/2017	2/16/2012					3
		20,000	5.64	3/11/2016	3/11/2017					1
		20,000	5.64	3/11/2016	3/11/2018					1
		20,000	5.64	3/11/2016	3/11/2019					1

Sharon Klugewicz	2,500		4.50	5/22/2018	5/22/2014					1
	2,500		4.50	5/22/2018	5/22/2015					1
	630		5.56	2/26/2018	2/26/2013					4
	12,000		4.45	9/4/2017	9/4/2013					5
	12,000		4.45	9/4/2017	9/4/2014					5
	12,000		4.45	9/4/2017	9/4/2015					5

Michael Steele	785		5.56	2/26/2013	2/26/2018					4

Richard J. Larkin	NONE

1 Options issued in connection with an employment contract and under the 2008 Stock Incentive Plan.
2 Options issued in connection with the start of employment with the Company and not under a Plan.
3 On February 16, 2012, the Company determined to grant on February 16, 2012, to certain employees of the Company, options to purchase an aggregate of 203,125 shares of the Company's common stock.  The exercise price for these options was the last traded market price for the Company's common stock on February 16, 2012, which was $4.00 per share.  The options become exercisable on the effective date of the grant.  Each option granted will expire and terminate, if not exercised sooner, upon the earlier to occur of (a) 30 days after termination of the employee's employment with the Company or (b) the fifth anniversary of the effective date of grant.

4 On February 26, 2013, the Company determined to grant on February 26, 2013 to certain employees of the Company, options to purchase an aggregate of 16,360 shares of the Company's common stock.  The exercise price for these options was the last traded market price for the Company's common stock on February 26, 2013, which was $5.56 per share.  The options become exercisable on the effective date of the grant.  Each option granted will expire and terminate, if not exercised sooner, upon the earlier to occur of (a) 30 days after termination of the employee's employment with the Company or (b) the fifth anniversary of the effective date of grant.

5 Options issued in connection with the start of employment with the Company and under the 2008 Stock Incentive Plan.

Director Compensation

Effective January 1, 2015, all non-employee directors are paid $25,000 annual fee in semi-annual payments.  In addition, once every five years, on the date of the annual meeting of shareholders at which a director is elected or re-elected (every 5 years), that director receives stock options to acquire, subject to vesting as described below, 46,875 shares of the Company's common stock, with an exercise price equal to the market price on the date of the grant.  Stock options to acquire 9,375 shares become exercisable on the date of the original grant, and options to acquire an additional 9,375 shares become exercisable on the date of each of the four succeeding anniversaries of the date of grant if and to the extent that the non-employee director still a director on each such vesting date.  [These options grants also are described in note 2 below.]  Beginning in April 2014, the non-employee board chair was paid a monthly fee of $6,500, and as of January 1, 2015, this monthly fee was adjusted to $4,167.  The audit committee chair is paid an annual fee of $2,500, paid semi-annually.  In addition, the non-employee directors are paid $1,000 for each board of directors' meeting attended, and paid $500 for each telephonic board of directors meeting.  The non-employee directors who are members of a committee of the board of directors are paid $500 for each committee meeting attended, or $750 for each committee meeting attended if that non-employee director is the committee chair.  Directors also may be paid for serving on ad hoc committees of the Board.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($) [1]	Stock Awards ($)	Option Awards ($) [2]	Total ($)
Katherine L. Davis	$85,000	$-	$-	$85,000

Barbara DeBuono	$16,500	$-	$-	$16,500

Peter Kissinger	$39,500	$-	$151,973	$191,473

Gary Meller	$44,500	$-	$-	44,500

1 Fees earned or paid in cash represents a yearly fee and fees for meeting expenses: (a) Ms. Davis received a $25,000 annual fee as a member of the board of directors, a $4,167 monthly fee as chair aggregating $50,000 and $10,000 in meeting fees earned during 2016; (b) Dr. DeBuono received $12,500, as one-half the annual fee as a member of the board of directors until June 2016, and $4,000 in meeting fees; (c) Dr. Kissinger received a $25,000 annual fee as a member of the board of directors, $6,000 in fees as a member of a Special Committee and $8,500 in meeting fees; (d) Dr. Meller received a $25,000 annual fee as a member of the board of directors, $2,500 in fees as chairperson of the Audit Committee, $8,000 in fees as a member of a Special Committee and $9,000 in meeting fees.

2 Each non-employee member of the board of directors is granted, once every five years, options to purchase 46,875 shares of the Company's common stock with an exercise price equal to the market price on the date of the grant as part of annual non-employee board compensation. One-fifth of these options are exercisable on the date of grant, one-fifth become exercisable on the first anniversary of the date of grant, and additional one-fifths become exercisable on the second through fourth anniversaries of the date of grant, provided that the individual is still a member of the Board of Directors on the vesting date. The fair value of options at the date of grant was estimated using the Black-Scholes option pricing model.

Compensation Committee Interlocks and Insider Participation

No executive officer of the Company served as a member of the Board of any other public company during the year ended December 31, 2016. No member of the Compensation Committee served as an executive officer of any other public company during the year ended December 31, 2016. No interlocking relationship exists between the members of our Compensation Committee and the Board or compensation committee of any other company.  As of March 20, 2017, the members of the Compensation Committee were Dr. Gary Meller (Chair), Katherine Davis, and Dr. Peter Kissinger, each of whom is deemed by the Board of Directors to be independent.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Named Executive Officers.  John J. Sperzel III, who served as the Company's CEO during fiscal 2016, Richard J. Larkin, who served as the Company's Chief Financial Officer during 2016, and Javan Esfandiari, Sharon Klugewicz, and Michael Steele, are referred to herein as the "Named Executive Officers" or "NEOs".

Biographical information concerning each of our NEOs is included above in this Proxy Statement under "INFORMATION REGARDING THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS".

Compensation Philosophy and Objectives.  Our policies regarding executive compensation programs are intended to balance motivating, rewarding and retaining executives with a competitive compensation package, and maximizing long-term shareholder value by linking compensation earned to both individual and Company performance. Compensation typically includes base salary, eligibility for annual cash bonuses and equity-based awards, retirement plan contributions, and other Company-sponsored benefits. A significant portion of each NEO's cash bonus and equity-based awards are dependent upon the Company's and/or the individual's achieving business and financial goals and realizing other performance objectives. Examples of Company performance metrics for which we measure achievement are net revenue, gross profit, profit margins, operating income, and net earnings, as well as achievements and other developments in the Company's business operations (such as product development, regulatory approval and/or marketing launch, new customer contracts, etc.). Annual performance targets for these metrics are set after consideration of the Company's strategic plan,  historical results, and other factors. Our compensation programs are intended to reward individual contributions (for example, bringing a new product to market) and Company-wide achievement of performance metric targets (for example, overall revenue and net earnings).

The Compensation Committee is responsible for ongoing oversight of compliance with this compensation philosophy. The Compensation Committee strives to ensure that, in its judgment, the total compensation paid to the NEOs is fair, reasonable and competitive.

At our 2016 annual meeting of stockholders, we once again held an advisory, "say-on-pay" vote on the compensation of our NEOs. At that time, our stockholders approved the compensation of our NEOs, with approximately 89.2% of votes cast in favor of the prior year's compensation of our NEOs. Based on the strong stockholder support from the 2016 say-on-pay vote, the Compensation Committee concluded that stockholders were confirming their concurrence with the compensation paid to the NEOs and that the stockholders did not believe that the Compensation Committee needed to make substantial revisions to the compensation of the Company's NEOs.

Establishing Compensation Levels.  Compensation levels for the NEOs are driven by market pay levels, the NEO's individual achievement and leadership performance, and overall Company performance. The Compensation Committee relies upon a combination of judgment (which is necessarily subjective) and guidelines (discussed above and elsewhere herein) in determining the amount and mix of compensation components for the NEOs. Although the Compensation Committee considers the input of our CEO as a crucial component of its compensation processes and decisions relating to NEO compensation, the Compensation Committee is not obligated to follow or otherwise adhere in any regard to those recommendations. The Company does not engage in strict numerical benchmarking in determining compensation for the NEOs.

Market Pay Levels and Role of the Compensation Consultant.  Under its charter, the Compensation Committee is authorized in its discretion to engage outside advisors at the Company's expense. In fiscal 2016, the Compensation Committee did not engage an outside compensation consultant.

Pay levels for the NEOs generally are determined for each fiscal (calendar) year during the first four months of that year.

Most of our compensation decisions are made in the first few months of our fiscal year, after review of the Company's performance and the performance of our NEOs. We believe the compensation of all of our NEOs for 2016 was consistent with the Company's performance in 2016 as well as the criteria and objectives of our executive compensation policies.

Company Performance.  We set Company performance metric targets that are considered in establishing the performance-based component of our compensation programs. Performance metric targets that are taken into consideration in our compensation programs include new product development, regulatory approval and/or product marketing launch, new customer contracts, revenues, earnings, and profit margins. These targets are set after consideration of industry averages and historical results. Also taken into consideration in evaluating Company performance in our compensation programs are the market penetration of our DPP® platform, the build-out of the related product menu, and the success of activities related to suitable acquisition targets.

Recovery of Prior Awards.  Except as provided by applicable laws and regulations, we do not have a policy with respect to adjustment or recovery of awards or payments if relevant Company performance measures upon which previous awards were based are restated or otherwise adjusted in a manner that would reduce the size of such award or payment. Under those circumstances, we expect that the Compensation Committee and the Board would evaluate whether compensation adjustments were appropriate based upon the facts and circumstances surrounding the applicable restatement or adjustment.

Summary Compensation Sheets.  In setting the NEOs' compensation, the Compensation Committee reviews all components of such compensation through the use of summary compensation sheets. These sheets provide the amount of total compensation paid or earned by each NEO based on his or her base salary, cash bonus, and equity-based awards. The summary compensation sheets provide the information that is reflected in the Summary Compensation Table, including the relationships of each element of compensation with each of the other elements. As a result, the summary compensation sheet allows the Compensation Committee to consider an executive's overall compensation rather than only one or two specific components of an executive's compensation. This helps the Compensation Committee to make compensation decisions and evaluate management recommendations based on a complete analysis of an executive's total compensation.

Below is a summary of practices that highlight certain features in our compensation programs:

What Chembio Does.  Pays for performance. A significant portion of executive pay is not guaranteed, but rather is tied to the achievement of various performance metrics and to the discretion of the Board as to the individual's overall performance.

Sets NEO salary guidelines in an effort to be responsive to industry trends. Target compensation for NEOs is set after consideration of market data on compensation at other peer companies.

Balances short-term and long-term incentives. The incentive programs provide what the Compensation Committee considers to be an appropriate balance of annual and longer-term incentives.

Uses multiple performance metrics and considers risk assessment. The risk of the undue influence of a single metric is mitigated by utilizing multiple performance measures for annual incentive awards and multi-year vesting for long-term incentive awards. In addition, the Committee periodically conducts a compensation risk assessment to determine whether the compensation policies and practices, or components thereof, create risks that are reasonably likely to have a material adverse effect on the Company.

Caps award payouts. Amounts that can be earned under the Company's cash bonus are capped at a specified percentage of the NEO's salary.

Maintains an independent Compensation Committee consisting entirely of independent directors.

Elements of Compensation Packages.  Chembio's executive compensation and benefits packages consist of base salary, cash bonuses, long-term equity incentive awards, Company-sponsored benefit and retirement plans, and (for certain NEOs with specific provisions in an employment contract) change-in-control severance benefits. Each of these components has a certain risk profile concerning the Committee's assessment of the risk that the component would have an adverse effect on the interests of the Company's shareholders.

Element	Form of Compensation	Purpose	Risk Profile
Base Salaries	Cash	Provide competitive, fixed compensation to attract and retain exceptional executive talent	Low to moderate

Annual Cash Bonuses	Cash	Provide a direct financial incentive to achieve corporate and individual operating goals	Moderate to high

Long-Term Equity Incentives	Stock options	Encourage NEOs to build and maintain a long-term equity ownership position in Chembio so that their interests are aligned with the interests of our shareholders	High

Health, Retirement and Other Benefits	Eligibility to participate in benefit plans generally available to our employees, including retirement plan contributions, and premiums paid on disability and life insurance policies	Benefit plans are part of a broad-based employee benefits program providing competitive benefits to our NEOs	Low

Change- in-Control Severance Benefits	Cash and continuation of certain benefits
For certain eligible NEOs with specific provisions in an employment contract, encourage these eligible NEOs to maximize value for shareholders in the event that the Company becomes subject to a change-in-control transaction
Moderate to high

The Compensation Committee has reviewed the risk profile of the components of the Company's executive compensation program, including the performance objectives and target levels used in connection with incentive awards, and has considered the risks that an NEO might be incentivized to take with respect to such components. When establishing the mix among these components, the Compensation Committee is careful not to encourage excessive risk taking. Specifically, the performance objectives contained in the Company's executive compensation programs have been balanced between annual and long-term incentive compensation to ensure that both components are aligned and consistent with our long-term business plan and that our overall mix of equity-based awards has been allocated to promote an appropriate combination of incentive and retention objectives. As a result, the Compensation Committee believes that the Company's executive compensation program does not incentivize the NEOs to engage in business activities or other behavior that would threaten the value of the Company or the investments of its shareholders.

The Compensation Committee continues to monitor and evaluate on an on-going basis the mix of compensation, especially equity compensation, awarded to the NEOs, and the extent to which such compensation aligns the interests of the NEOs with those of the Company's shareholders. In connection with this practice, the Compensation Committee has, from time to time, reconsidered the structure of the Company's executive compensation program and the relative weighting of various compensation elements.

Interplay of Compensation Elements.  We believe that each element of our compensation program plays a substantial role in maximizing long-term value for our shareholders and employees because of the significant emphasis on pay-for-performance principles.

We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. Our mix of compensation elements is designed to reward recent results and motivate long-term performance through a combination of cash and equity-based awards. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our NEOs to deliver superior performance and retain them to continue their careers with Chembio on a cost-effective basis.

Base Salary.  The Company pays salaries that are designed to attract, motivate and retain experienced executives who will drive superior Company performance and maintain long-term shareholder value. The Compensation Committee considers recommendations from the CEO and approves annual base salaries that are commensurate with each NEO's responsibilities and performance, as well as Company performance in the prior fiscal year, which are competitive with similar positions locally and in the industry.

Cash Bonuses.  The Compensation Committee believes that employees should be rewarded based on Company results and individual performance. The Compensation Committee awards cash bonuses contingent upon both Company and individual performance. Cash bonuses, if earned, are paid in the first quarter of each fiscal year, for the prior year's performance.

Long-Term Incentive Awards.  The Compensation Committee believes that equity-based compensation encourages employees to commit to the long-term goals of the Company. This ensures that the Company's NEOs have a stake in the long-term creation of shareholder value. A significant portion of the awards is performance-based, meaning the NEOs' ability to vest in that portion of awards is contingent upon the Company achieving a minimum level of net earnings.

Although Chembio does not have a written policy regarding the timing or practices related to granting equity awards, neither Chembio nor the Compensation Committee engages in spring-loading, back-dating or bullet-dodging practices.  At any time that the Compensation Committee determines to grant stock options, those options are granted at the closing market price on the date of grant.

Company-Sponsored Benefit and Retirement Plans.  NEOs participate in the Company's benefit and retirement plans on the same basis as other Company employees. The core benefit package includes health, short and long-term disability, and group term life insurance. Chembio generally provides retirement benefits to executives through its 401K Plan.  The Company also pays a matching contribution to the Company's 401(K) Plan for all employees.  This matching contribution is equal to a maximum of two percent of the employee's compensation.

Other Personal Benefits.  One of the NEOs has an auto allowance that is paid by the Company, the costs of which are included in the All Other Compensation table on page 16. The Company believes payment of this allowance to this one NEO is reasonable given the nature of NEO's the position and is consistent with the Company's overall executive compensation philosophy.

2016 Business Overview.

●
From fiscal 2015 to fiscal 2016, total cash compensation for Mr. Sperzel increased 6.7%.  With respect to the other NEOs, the change in cash compensation varied from a decrease of (1.8)% to an increase of 14.6%. These increases include increased compensation for two NEOs receiving promotions during fiscal 2016.

●
Our net revenue for 2016 was $17.87 million, a decrease of 26.3%, compared to 2015 net revenue. Net loss for 2016 was $13.35 million, a decrease of 457% compared to 2015 net loss. Additionally, operating loss for 2016 decreased 113%.

●
In March 2016 and in September 2016, a number of employees, including certain NEOs, were granted cash bonuses. See the "Summary Compensation Table" and "Grants of Plan-Based Awards" on pages 16 and 18, respectively, for details.

●	Our financial results also did not meet the minimum threshold targets in our executive compensation plan.
●
Based on our financial results in fiscal 2016 and the individual evaluations of the NEOs by the Compensation Committee, our NEOs received no merit increases in their base salaries for 2017. Base salaries across all Chembio employees below the executive level increased approximately 2.5% effective January 1, 2017.

2017 Actions

As described above, there were no salary increases for the NEOs for 2017.

In February 2017, the Compensation Committee approved discretionary cash bonuses for four of the NEOs, as well as for three other officers, and on March 15, 2017 the Compensation Committee granted stock options to purchase 5,000 shares of common stock to four of the NEOs, as well as to two other officers.

Management and the Compensation Committee have intended that the earnings thresholds should be set at meaningful rates so that management must be diligent, focused and effective in order to achieve these goals. In other words, the Company and management believed at the time of the establishment of these thresholds that they would be challenging to achieve and would require substantial efforts from management. To this end, the Compensation Committee tends to set the thresholds consistent with the earnings range requiring that the low end of guidance is achieved before bonuses are paid.

CEO Employment Agreement and Supplemental Benefit Agreement

Effective March 13, 2014, the Company and Mr. Sperzel entered into the Sperzel Employment Agreement with a term of three years. The Sperzel Employment Agreement provides that Mr. Sperzel is entitled to receive an established minimum annual salary and that he is eligible to participate in the Company's bonus and stock incentive plans. The Sperzel Employment Agreement also provides that Mr. Sperzel receive a grant of 250,000 stock options vesting over five years, provided that he is employed by the Company on those dates.  The Company and Mr. Sperzel currently are discussing terms for renewal of his employment agreement.

The Sperzel Employment Agreement provides for potential payments to Mr. Sperzel upon a change in control of the Company. These payments are described on page 17 of this Proxy Statement.

Javan Esfandiari Employment Agreement

Effective March 5, 2016, the Company and Javan Esfandiari entered into an employment agreement providing for Mr. Esfandiari's employment as Chief Science And Technology Officer of the Company, responsible for all research and development operations. The agreement provides that Mr. Esfandiari's annual base salary shall be $335,000, he shall be entitled to participate in the Company's cash bonus plan, he shall be awarded options to acquire 60,000 shares of the Company's common stock, vesting 33.33% each anniversary year from the date of the grant, and he shall be entitled to receive other benefits commensurate with his position with the Company.

The 2017 Esfandiari Employment Agreement provides for potential payments to Mr. Esfandiari upon a change in control of the Company. These payments are described on page 17 of this Proxy Statement.

Sharon Klugewicz Employment Agreement

On May 22, 2015, the Company and Sharon Klugewicz entered into a letter agreement providing for the terms of Ms. Klugewicz's employment as Chief Operating Officer of the Company.  Ms. Klugewicz was promoted to President, Americas Region on October 11, 2016.  In this new position, she is responsible for sales, marketing, customer support, clinical and regulatory affairs, and quality systems in the Americas, and will be tasked with leading the U.S. commercial team and expanding commercial operations throughout Latin America, the U.S., and Canada. The agreement provides for the following: Ms. Klugewicz's annual base salary shall be $265,000; she shall be entitled to participate in the Company's cash bonus plan; she was awarded options to acquire 5,000 shares  of the Company's common stock, vesting 50% each anniversary year from date of grant; and she shall be entitled to receive other benefits commensurate with her position with the Company.

The 2017 Klugewicz Employment Agreement provides for potential payments to Ms. Klugewicz upon a change in control of the Company. These payments are described on page 17 of this Proxy Statement.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code contains compensation deduction limitations for certain highly compensated employees. One exception to this limitation is for performance-based compensation that is approved by, among other things, a committee of "outside directors" (as defined under IRS treasury regulations). The Committee believes that all compensation paid to the NEOs for fiscal year 2016 is properly deductible under Section 162(m), but no assurance can be made in this regard.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion And Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that this Compensation Discussion And Analysis be included in the Company's Proxy Statement on Schedule 14A.

Members of the Compensation Committee
Dr. Gary Meller (Chairman)
Katherine L. Davis
Dr. Peter Kissinger

ITEM 2.  PROPOSAL TO RATIFY THE SELECTION OF BDO USA, LLP
AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On May 25, 2011, the Company, through and with the approval of the Audit Committee of the Company's Board of Directors, engaged BDO USA, LLP ("BDO") as its independent registered public accounting firm, and BDO has served the Company in that capacity in each succeeding year.  For the fiscal year ending December 31, 2017, BDO has been engaged to be the Company's independent registered public accounting firm.

It is expected that one or more representatives of BDO will be present, or available by phone, at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so.  They also will be available to respond to appropriate questions from stockholders.

Principal Accountant Fees and Services

Audit Fees

For the years ended December 31, 2016 and 2015 the Company engaged BDO USA, LLP as its independent registered public accounting firm to perform an audit of the Company's annual financial statements included on Form 10-K, including reviews of the quarterly financial statements and assistance with and review of documents filed with the SEC, for $336,757 and $204,624 respectively in fees.

Audit-Related Fees

For the years ended December 31, 2016 and 2015, the Company's independent registered public accounting firm, BDO USA, LLP, did not provide the Company with any assurance and related services reasonably related to the performance of the audit or review of the Company's financial statements that are not reported above under "Audit Fees."

Tax Fees

For the years ended December 31, 2016 and 2015, the Company's independent registered public accounting firm, BDO USA, LLP, billed the Company $26,900 and $22,400, respectively for professional services for tax compliance, tax advice and tax planning.

All Other Fees

For the years ended December 31, 2016 and 2015, the Company's independent registered public accounting firm, BDO USA, LLP, did not provide the Company with any services for other matters.

Audit Committee Pre-Approval Policies

The Audit Committee approves in advance all audit and non-audit services performed by the independent registered public accounting firm.  There are no other specific policies or procedures relating to the pre-approval of services performed by the independent registered public accounting firm.

Required Vote; Board Recommendation

In order to ratify the selection of auditors, the number of votes cast in favor of ratification must exceed the number of votes cast in opposition to ratification.  There is no legal requirement for submitting this proposal to the stockholders; however, the Board of Directors believes that it is of sufficient importance to seek ratification.  Regardless of whether the proposal is approved or defeated, the Board may reconsider its selection of BDO.

The Board of Directors recommends that the stockholders vote FOR ratifying the selection of the certified public accounting firm of BDO USA, LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017 or until the Board of Directors, in its discretion, replaces them.

ITEM 3.  ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are providing our stockholders with an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our "Named Executive Officers".  As stated elsewhere in this Proxy Statement, based on 2016 compensation, our "Named Executive Officers" are John J. Sperzel III, Chief Executive Officer, Richard J. Larkin, Chief Financial Officer and Executive Vice President, Javan Esfandiari, Executive Vice President and Chief Scientific And Technology Officer, Sharon Klugewicz, President, Americas Region, and Michael Steele, Vice President Sales & Marketing.  This proposal, which is often referred to as a "say-on-pay" proposal, is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.  The Board of Directors is providing stockholders with the opportunity to cast an advisory vote on the compensation of our "Named Executive Officers."  This proposal gives you, as a stockholder, the opportunity to endorse or not endorse executive compensation programs and policies and the compensation paid to our Named Executive Officers as disclosed in this Proxy Statement

The Compensation Committee's compensation objectives are to attract and retain highly qualified individuals with a demonstrated record of achievement, reward past performance, provide incentives for future performance, and align the interests of the executive officers with the interests of our stockholders. The Board is asking stockholders to support this proposal based on the disclosure set forth in these sections of this Proxy Statement, which, among other things, demonstrates our commitment to ensuring that executive compensation is aligned with our corporate strategies and business objectives and is competitive with those of other companies in our industry.

The Board is asking stockholders to cast a non-binding, advisory vote "FOR" the compensation paid to our Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the compensation tables and accompanying narrative disclosure under the heading "Executive Compensation" included in this Proxy Statement. Accordingly, we are asking our stockholders to approve the following advisory resolution at our 2017 Annual Meeting:

RESOLVED, that the Company's stockholders, hereby approve, on an advisory basis, the compensation paid to the Company's "Named Executive Officers" as set forth pursuant to Item 402 of Regulation S-K, including the compensation tables and accompanying narrative disclosure under the heading "Executive Compensation" all as contained in the Company's 2017 Proxy Statement for the 2017 Annual Meeting of Stockholders.

Although the say-on-pay vote we are asking you to cast is non-binding, and the results of this vote will not require the Board or the Compensation Committee to take any action regarding executive compensation, the Board and the Compensation Committee value the views of our stockholders and carefully will consider the outcome of the vote when determining future compensation arrangements for our Named Executive Officers.

Board Recommendation

The Board of Directors recommends that stockholders vote "FOR" the compensation paid to our Named Executive Officers.

Comments Concerning Advisory Vote on Frequency Of Stockholder Say-On-Pay Voting

In accordance with Section 14A of the Securities Exchange Act of 1934, the Board may ask stockholders to cast a non-binding, advisory vote on how frequently we should have stockholder say-on-pay votes.  We are required to hold this advisory vote at least once every six years, although our Board can determine to hold such a vote sooner.  When that occurs, stockholders may vote to hold say-on-pay votes every one, two or three years.  At the 2013 Annual Meeting Of Stockholders, the stockholders voted to have a stockholder say-on-pay vote every year.  The Board has determined not to hold an advisory vote on the frequency of stockholder say-on-pay voting this year, and thereby continue with adherence with the stockholders' vote at the 2013 Annual Meeting Of Stockholders.

ANNUAL REPORT TO STOCKHOLDERS

Included with this Proxy Statement is the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

RESOLUTIONS PROPOSED BY INDIVIDUAL STOCKHOLDERS;

Under Rule 14a-8(e) of the Securities Exchange Act of 1934, in order to be considered for inclusion in the Proxy Statement and form of proxy relating to our next annual meeting of stockholders following the end of our 2017 fiscal year, proposals by individual stockholders must be received by us no later than November 27, 2017, which is 120 calendar days prior to the one-year anniversary of the March 27, 2017 date of the initial release to our stockholders of this Proxy Statement for the 2017 Annual Meeting.  However, if the date of our next annual meeting of stockholders is changed by more than 30 days from the date of this year's Annual Meeting, then the deadline will be a reasonable time before we begin to print and send our proxy materials for the next annual meeting of stockholders.

In addition, under Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, the proxy solicited by the Board of Directors for the next annual meeting of stockholders following the end of our 2017 fiscal year will confer discretionary authority on any stockholder proposal presented at that meeting unless we are provided with notice of that proposal no later than February 10, 2018, which is 45 days prior to the one-year anniversary of the March 27, 2017 date of the initial release to our stockholders of this Proxy Statement for the 2017 Annual Meeting.

OTHER BUSINESS

The Board of Directors is not aware of any other matters that are to be presented at the Annual Meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting.  Nevertheless, if other matters should properly come before the Annual Meeting, the stockholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.

* * * * *

This Notice and Proxy Statement is sent by order of the Board of Directors.

Dated:  March 20, 2017 /s/ John J. Sperzel III
John J. Sperzel III, President, Chief Executive Officer

* * * * *

PROXY

CHEMBIO DIAGNOSTICS, INC.
For the Annual Meeting of Stockholders on May 11, 2017

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John J. Sperzel III, Richard J. Larkin, or either of them, as proxies with full power of substitution to vote all the shares of the undersigned with all the powers that the undersigned would possess if personally present at the Annual Meeting of Stockholders of Chembio Diagnostics, Inc. (the "Company"), to be held at 10:00 a.m. (local time) on May 11, 2017, at the office of the Company, 3661 Horseblock Road, Medford, New York 11763, or any adjournments thereof, on the following matters:

(Continued and to be signed on the reverse side)

▲   PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 11, 2017. The 2017 Proxy Statement and our 2016 Annual Report to Shareholders are available at: http://www.chembio.com/investors/proxy/

Please mark votes as in this example ☒
1. To elect the following four directors:
           FOR       WITHHOLD       FOR
          all nominees   AUTHORITY  all nominees except
 Nominees:            for all nominees  as noted below:
01 Katherine L. Davis
02 Peter Kissinger    ☐      ☐        ☐
03 Gary Meller
04 John J. Sperzel III

Instruction: To withhold authority to vote for any individual nominee, strike-out the name of that nominee by putting a line through that nominee's name in the above list.

2. To ratify the selection of BDO USA, LLP as the Company's independent public accountants.

☐ FOR ☐ AGAINST ☐ ABSTAIN

  DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)

Address Change/Comments:           Please indicate if you
(If you noted any Address Changes and/or    plan to attend this meeting ☐
Comments above, please mark box.) ☐

CONTROL NUMBER

3. Advisory vote to approve the compensation paid to the Company's named executive officers as described in the Company's 2017 Proxy Statement for the 2017 Annual Meeting of Stockholders.

☐ FOR ☐ AGAINST ☐ ABSTAIN

4. In their discretion, to vote upon an adjournment or postponement of the meeting.

        ☐ YES ☐ NO ☐ ABSTAIN

5. In their discretion, to vote upon such other business as may properly come before the meeting.

        ☐ YES ☐ NO ☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" FOR EACH OF THE PROPOSALS. UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" EACH DIRECTOR NOMINEE AND VOTED "FOR" ALL THE OTHER PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE NAMED PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT WITH RESPECT TO THOSE MATTERS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE. YOUR SIGNATURE ACKNOWLEDGES PRIOR RECEIPT OF THE NOTICE OF MEETING, PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS.

Number of voting shares:

Date

Signature

Signature
      (Joint Owners)

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)

▲   PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:
Go to www.aalvote.com/CEMI
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:
Call 1 (866) 804-9616
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
MAIL

Vote Your Proxy by Mail:
Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.